                                                                   EXHIBIT 10.12

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND WILL BE OFFERED AND SOLD BY THE COMPANY IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE LAW BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF
SECTION 4(2) AND/OR REGULATION S PROMULGATED UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           STOCK PURCHASE AGREEMENT


Ion Laser Technology, Inc.
3828 South Main Street
Salt Lake City, Utah 84121
Attn:  Milton Adair
President and Chief Executive Officer

Gentlemen:

     In connection with the offer and proposed issuance of $5,000,000 in Common Stock (the "Offering") by Ion Laser Technology, Inc., a Utah corporation ("ILT" or the "Company"), in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Act"), LCO Investments Limited ("Purchaser") and the Company hereby agree as follows:

     1.   Purchase of Securities.  Subject to the terms and conditions of this
          ----------------------
Agreement, Purchaser hereby agrees to acquire, and the Company agrees to issue and sell, One Million Eight Hundred Sixty Thousand Four Hundred Sixty Five (1,860,465) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The shares of Common Stock acquired by Purchaser hereunder shall be referred to in this Agreement as the "Shares". The total purchase price (the "Purchase Price") for the Shares shall be Five Million Dollars ($5,000,000), the Purchase Price per Share being the higher of the Company's book value per share and the closing sale price per share of the Common Stock on the date the Company's Board of Directors authorized this Agreement. The Purchaser shall pay the Purchase Price in full at Closing, as hereinafter defined, via wire transfer to an account of the Company identified by the Purchaser and under the control of persons designated by or acceptable to the Purchaser on or before the Closing Date, as that term is defined in Section 6 of this Agreement. Wire instructions shall be provided prior to the Closing.

     2.   Amendment of Old Options.  The Company hereby agrees to amend that
          ------------------------
certain Option to Purchase Shares of Common Stock dated May 8, 1997 issued to LCO Investments Limited, relating to 400,000 shares of Common Stock, and that certain Amended and Restated

Option to Purchase Shares of Common Stock dated May 8, 1997 issued to LCO Investments, relating to 773,334 shares of Common Stock (together, the "Old Options"), such that the purchase price of the shares underlying the Old Options shall be changed from $9.00 per share to $4.50 per share. The amendment to the Old Options shall be in the form set forth in Exhibit "A" (the "Amendment to Option Agreements") and by this reference made a part hereof.

     3.   Board Nominee Rights.  The Company covenants and agrees that for so
          --------------------
long as the Purchaser and its affiliates and permitted transferees collectively are the beneficial owners of 5% or more of the issued and outstanding shares of Common Stock of the Company, (i) the Purchaser shall have the right to nominate two persons (each, a "Purchaser Director") for election to the Board of Directors of the Company, (ii) the Purchaser shall have the exclusive right to remove any Purchaser Director from the Board of Directors at any time by written notice to the Board of Directors, and (iii) in the event of the death, disability, legal incapacity, resignation or removal of a Purchaser Director, the Purchaser shall have the exclusive right to designate a successor nominee for election as a director of the Company (which successor, upon such election, shall be a Purchaser Director). In determining the beneficial ownership of the Purchaser and its affiliates and permitted transferees for purposes of this Section, the shares of stock issuable upon any options granted by the Company to the Purchaser, its affiliates or permitted transferees (including, without limitation, the Old Options) shall be deemed to be issued and outstanding as though such options had been exercised in full. The Company and the Purchaser intend to have the Purchaser's rights under this Section supersede and not be duplicative of its rights set forth in Section 7.3 of the Stock Purchase Agreement, dated as of April 1, 1996, by and among the Company, the Purchaser, Richard S. Braddock and Pinnacle Fund, L.P.

     4.   Delivery of Share Certificates and Amended Option Agreements.  At the
          ------------------------------------------------------------
Closing, the Company shall deliver to Purchaser certificates representing the Shares, which shall be fully paid and nonassessable upon issuance, and the Amended Option Agreements.

     5.   Registration Rights and Exchange Filings.  The Shares shall be subject
          ----------------------------------------
to certain registration rights, as provided in that certain Registration Rights Agreement attached hereto as Exhibit "B" and by this reference made a part hereof. (Such Registration Rights Agreement, together with this Agreement, and the Amendment to Option Agreements, constitute the "Transaction Documents"). In addition, ILT shall make appropriate filings under the rules of the American Stock Exchange ("AMEX") in order that the Shares will be included in the Company's listing with the AMEX.

     6.   Closing.  Payment of the Purchase Price by the Purchaser and delivery
          -------
of the Shares and the fully executed Amended Option Agreements by ILT shall be deemed to be the completion of the transactions contemplated by this Agreement ("Closing"). Closing shall occur concurrently with the execution of this Agreement, such later date as the Shares shall have been listed with the AMEX, or such later date as the parties may hereafter agree in writing (the "Closing Date").

     7.   Use and Disposition of Proceeds.  The gross proceeds of this
          -------------------------------
transaction will be Five Million Dollars ($5,000,000). The Company agrees to use the proceeds as shall be determined or directed by its Board of Directors as constituted from time to time following the Closing, or as shall be determined or directed pursuant to authority delegated by such Board.

     8.   Representations and Warranties of Purchaser.  To induce the Company's
          -------------------------------------------
acceptance of this Agreement, Purchaser hereby represents and warrants to the Company and its agents and attorneys as follows:

          8.1  Investor Status.  Purchaser is an "accredited investor" within
               ---------------
     the meaning of Section 501(a) of Regulation D under the Act or is not a "U.S. Person" as that term is defined under Rule 902(o)(1) of Regulation S under the Act.

          8.2  Liquidity.  Purchaser presently has sufficient liquid assets to
               ---------
     pay the Purchase Price. Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Company or for a source of income from the Company. Purchaser is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Shares and the limited transferability of the Shares, which may make the liquidation of the Shares impossible in the near future.

          8.3  Organization, Standing, Authorization.  Purchaser is duly
               -------------------------------------
     organized, validly existing, and in good standing under the laws of the Guernsey, Channel Islands and has the requisite power and authority to enter into this Agreement, acquire the Shares, and execute and deliver any documents or instruments in connection with this Agreement. The execution and delivery of this Agreement, and all other documents and instruments executed by Purchaser in connection with any of the transactions contemplated by this Agreement, have been duly authorized by all required action of Purchaser's members or managers. The person executing, on Purchaser's behalf, this Agreement and any other documents or instruments executed by Purchaser in connection with this Agreement is duly authorized to do so.

          8.4  Absence of Conflicts.  Purchaser represents and warrants that the
               --------------------
     execution and delivery of this Agreement and any other document or instrument executed in connection with this Agreement, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of their properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by such Purchaser to any third party, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser are subject or to which any of their properties, operations or management may be subject.

     9.   Sole Party in Interest.  Purchaser represents that it is the sole and
          ----------------------
true party in interest, and no other person or entity has or will have upon the issuance of the Shares beneficial ownership interest in the Shares or any portion thereof, whether direct or indirect (excluding any contractual right to payments based on the value of such Shares), other than the equity holders or beneficiaries of such Purchaser.

          9.1  Investment Purpose.  Purchaser represents that it is acquiring
               ------------------
     the Shares for its own account and for investment purposes and not for the account or benefit of any U.S. person or other person or entity or for or with a view to resale or distribution.

          9.2  Knowledge and Experience.  Purchaser is experienced in evaluating
               ------------------------
     and making speculative investments, and has the capacity to protect Purchaser's interests in connection with the acquisition of the Shares. Purchaser has such knowledge and experience in financial and business matters in general, and investments in the laser industry in particular, that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser has been informed that an investment in the Company is speculative and has concluded that Purchaser's proposed investment is appropriate in light of its overall investment objectives and financial situation.

          9.3  Investment Advisors.  No party has received or will receive any
               -------------------
     compensation or other remuneration for advising Purchaser with respect to this investment other than legal counsel, and Purchaser represents that no investment advisor or purchaser representative has been consulted or retained in connection with Purchaser's decision to invest in the Company.

          9.4  Disclosure, Access to Information.  Purchaser confirms that it
               ---------------------------------
     has received and thoroughly read and is familiar with and understands this Agreement, and that all documents, records, books and other information pertaining to Purchaser's investment in the Company requested by Purchaser have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Purchaser that have not been made available by the Company. Purchaser further acknowledges that since August 1997, Mr. Anthony Pilaro, a director of the Purchaser, has served as a member of the Board of Directors of the Company. Purchaser further acknowledges that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser has reviewed or received copies of any such reports that have been requested by it. Without limiting the generality of the foregoing, Purchaser acknowledges that it has received and has reviewed copies of the following documents and materials, all of which are incorporated herein by reference:

               (1)  Articles of Incorporation of the Company, as amended;

               (2)  Bylaws of the Company, as amended;

               (3) Annual Report on Form 10-KSB for the fiscal years ended March 31, 1996 and 1997;

               (4) Quarterly Reports on Form 10-QSB for the quarters ended June 30, September 30, and December 31, 1996 and 1997.

          9.5  Exclusive Reliance on this Agreement.  In making the decision to
               ------------------------------------
     purchase the Shares, Purchaser has relied exclusively upon information included in this Agreement or incorporated herein by reference pursuant to
     Section 9.4, and not on any other representations, promises or information, whether written or verbal, by any person. The Purchaser acknowledges that the Company has realized and is continuing to realize net losses; that its cash resources have declined significantly; that to date, the Company has been unable to perform its obligations under its Distribution Agreement ("DMD Agreement") with Dental/Medical Diagnostics, Inc. ("DMD") in accordance with the terms of the DMD Agreement, and is aware of the termination provisions and other terms and conditions of the DMD Agreement.

          9.6  Advice of Counsel.  Purchaser understands the terms and
               -----------------
     conditions of this Agreement, has investigated all issues to Purchaser's satisfaction, has consulted with such of Purchaser's own legal counsel or other advisors as Purchaser deems necessary, and is not relying, and has not relied on the Company for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby. Purchaser further acknowledges, understands and agrees that, in arranging for the preparation of this Agreement and all other documents and materials related thereto, the Company has not attempted to procure, and has not procured, legal representation for Purchaser.

          9.7  Accuracy of Representations and Information.  All representations
               -------------------------------------------
     made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser and its financial position is correct and complete in all material respects as of the date hereof. If there is any material change in such information before the actual issuance of the Shares, Purchaser immediately will provide such information to the Company.

          9.8  No Representations.  None of the following have ever been
               ------------------
     represented, guaranteed, or warranted to Purchaser by the Company or any of its employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

               (1) The approximate or exact length of time that Purchaser will be required to remain as owner of the Shares;

               (2) The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the Shares; or

               (3) The past performance or experience on the part of the Company or any affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an investment in the Shares.

          9.9  Federal Tax Matters.  Purchaser has reviewed and understands the
               -------------------
     federal income tax aspects of its purchase of the Shares, and has received such advice in this regard as Purchaser deems necessary from qualified sources such as attorneys, tax advisors or accountants, and is not relying on any representative or employee of the Company for such advice.

          9.10 No Brokers or Finders.  Purchaser represents that no third
               ---------------------
     person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement or any instrument, document or agreement related to this Agreement, or will receive a fee or any compensation for doing so. Purchaser agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finders fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this Section shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

     10.  Certain Risk Factors.  Purchaser has been informed about and fully
          --------------------
understands that there are risks associated with an investment in the Company, including those disclosed in documents incorporated herein by reference pursuant to Section 9.4, and those enumerated in Section 9.5, of this Agreement.

     11.  Manner of Sale.  At no time was Purchaser presented with or solicited
          --------------
by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     12.  Restricted Shares.  Purchaser understands and acknowledges that the
          -----------------
Shares have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless the Company has first received an opinion of competent securities counsel that registration is not required for such resale. Purchaser agrees that it will not resell any Shares unless such resale transaction is in accordance with Regulation S and/or Rule 144 under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration. With regard to the restrictions on resales of the Shares or any security underlying or into which the Shares are or may be convertible, Purchaser is aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144, (ii) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and (iii) that a restrictive legend will be placed on certificates representing the Shares and any security underlying or into which any of the Shares are or will be convertible, which legend will read substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF REGULATION S OR, IF APPLICABLE, RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS SUCH SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

     13.  Indemnification.  The Company agrees to indemnify the Purchaser, its
          ---------------
officers, employees and agents, and hold them harmless from and against any and all liability, damage, cost or expense, including attorney's fees, incurred on account or arising out of any inaccuracy or omission in or breach of the declarations, covenants, agreements, representations, and warranties by the Company set forth or incorporated by reference herein.

     14.  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to Purchaser as follows:

          14.1  Organization, Standing, Etc.  The Company is duly organized,
                ----------------------------
     validly existing, and in good standing under the laws of the State of Utah, and has the requisite power and authority to enter into and perform this Agreement and to execute and perform under the documents, instruments and agreements related to this Agreement.

          14.2  Authorization.  The execution and delivery of this Agreement and
                -------------
     the consummation of the transactions contemplated herein have been duly authorized by all required action of the Company, including any necessary approval by its Board of

     Directors or shareholders, and each of the Transaction Documents and all instruments and agreements to be delivered in connection therewith constitute its legal, valid and binding obligation, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to the rights of creditors generally. The qualified directors of the Company have authorized this Agreement and the consummation of the transactions contemplated hereby in accordance with the provisions of Section 16-10a-852 of the Utah Business Corporation Act.

          14.3  Absence of Conflicts.  Neither the execution and delivery of the
                --------------------
     Transactions Documents or any other agreement or instrument to be delivered to the Purchaser in connection therewith, nor the consummation of the transactions contemplated thereby, by the Company, shall (i) conflict with or result in a breach of or constitute a violation or default under (A) any provision of the Articles of Incorporation or By-laws, each as amended to date, of the Company, or (B) the provision of any indenture, instrument or agreement to which the Company is a party or by which it or any of its properties is bound, or (C) any order, writ, judgment, award, injunction, decree, law, statute, rule or regulation, license or permit applicable to the Company; (ii) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owned by the Company to any third party, or
     (iii) require the approval of any third party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Company is subject or to which it or any of its properties, operations or management may be subject.

          14.4  Capitalization.  The authorized capital stock of the Company
                --------------
     consists of 50,000,000 shares of Common Stock par value $.001 per share.
     As of May 1, 1998, 5,809,307 shares of Common Stock were issued and outstanding, and no shares were held in the Company's treasury. All of the outstanding shares of Common Stock are, and the Shares will be when paid for and issued, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights.

          14.5  Financial Statements.  The Company's annual reports on Form 10-
                --------------------
     KSB for the fiscal years ended March 31, 1996 and 1997 (the "10-K's"), and its quarterly reports on Form 10-QSB for the periods ended June 30, September 30, and December 31, 1996 and 1997 (the "10-Qs"), and all 8-K's filed by the Company since March 31, 1996 (the "8-K's) and its 1996 and 1997 Annual Proxy Statements, copies of which have been filed with or furnished to the Securities and Exchange Commission, were when filed or furnished, accurate in all material respects and did not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading. The financial statements included in the 10-K's and the 10-Qs present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements.

          14.6  Litigation, Etc.  Except as disclosed in the 10-K's  and the 10-
                ----------------
     Q's and 8-K's, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or other controversies pending, or to the knowledge of the Company threatened, or as to which the Company has received any notice, claim or assertion, which involve a potential cost or liability to the Company which would singly or in the aggregate, materially or adversely affect the financial condition, results of operations, business or prospects of the Company. The Company is not in default with respect to any order, writ, injunction or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting or relating to it which is material to the financial condition, results of operations or business of the Company.

          14.7  Brokers and Finders.  Neither the Company nor any person acting
                -------------------
     on behalf of the Company has employed any broker, agent or finder, or incurred any liability for any brokerage fees, agents' commissions or finders' fees, in connection with the transactions contemplated herein. The Company agrees to indemnify Purchaser against any claim by any third person for any commission, brokerage fee, finders fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this Section shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

          14.8  Regulatory Compliance.  To the best knowledge of the Company, it
                ---------------------
     has operated and is currently operating in compliance in all material respects with all laws, rules, regulations, orders, decrees, licenses or permits applicable to it or to its business. The Company has not received any notice from the FDA or any other governmental agency or authority of any noncompliance by the Company with any law, rule, regulation, order, decree, license or permit applicable to it or its business or properties.

          14.9  Articles of Incorporation and By-laws.  The Company has
                -------------------------------------
     delivered to the Purchaser copies of its Articles of Incorporation and all amendments thereto, which copies are complete and correct. The Company is not in default under or in violation of any provisions of its Articles of Incorporation. The Company's Articles of Incorporation have not been amended since the date of certification thereof and no action has been taken for the purpose of effecting any amendment thereto. The Company has delivered to the Purchaser copies of its By-laws and all amendments thereto, which copies are complete and correct. The Company is not in default under or in violation of any provision of its By-laws.

          14.10 Product Liability.  Except as disclosed to Purchaser prior to
                -----------------
     Closing, the Company has not received any notice, claim or assertion regarding an actual or alleged liability of the Company with respect to any of its products.

          14.11 OEM Relationships.  Except as disclosed to Purchaser prior to
                -----------------
     Closing, the Company has not received any notice, claim or assertion from or with respect to any OEM counterparty of the Company regarding intention of such OEM party to either discontinue its relationship with the Company or develop or market products in competition with the Company.

          14.12 Patents and Proprietary Rights.  The Company received FDA
                ------------------------------
     market clearance for the argon laser in February 1996. The Company also received formal notice of allowance for its initial patent application concerning laser teeth whitening in April, 1997. The Company has no reason to believe that any of its patents or proprietary rights infringes upon or otherwise violates the patents or proprietary rights of any other party. Except as disclosed to Purchaser prior to Closing, the Company has not received any notice, claim or assertion that its patents or proprietary rights infringe upon or otherwise violate the patents or proprietary rights of any other party.

          14.13 Unincorporated Documents or Materials.  With respect to any
                -------------------------------------
     document or other materials received by the Purchaser from the Company or its representatives which are incorporated herein by reference herein, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein contain errors or misstatements or do not adequately describe the transactions contemplated by this Agreement or the status of the development of the Company's technology, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

          14.14 Information.  To the best knowledge of the Company, the
                -----------
     information concerning the Company set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     15.  Nondisclosure.  Except as required by applicable securities laws,
          -------------
rules and regulations, prior to the Closing Date, no press release or other announcement concerning the proposed transactions will be issued except by mutual consent of the parties. This Agreement and all negotiations and discussions between the parties in connection with this Agreement shall be strictly confidential and will not be disclosed in any manner prior to the Closing Date, except to employees and agents of the parties on a need-to-know basis, as required by applicable law or regulations or as otherwise agreed by the parties. After Closing, disclosure shall be at the sole discretion of the Company.

     16.  Conditions to Closing.  Closing of the transactions contemplated by
          ---------------------
this Agreement shall be contingent upon the satisfaction of the following conditions precedent:

          16.1  Approvals, Waivers, Etc.  ILT shall have delivered to Purchaser
                ------------------------
     evidence of all approvals, including waivers and consents, of its board of directors, government or third-parties which may be required for the sale of the Shares, in full force and effect as of the Closing Date.

          16.2  Absence of Litigation.  No litigation shall have been threatened
                ---------------------
     or shall be pending challenging the purchase of the Shares contemplated by this Agreement or which could have a material adverse effect on ILT.

          16.3  No Bankruptcy.  ILT shall not have filed for bankruptcy
                -------------
     protection, the appointment of a trustee or receiver, assignment for the benefit of creditors, nor have taken any other action designed to protect the Company, its property or assets from the rights of creditors; and no other person shall have made any such filing or taken any such action in respect of ILT.

          16.4  No Breach of Agreements.  Neither the execution and delivery of
                -----------------------
     the Transactions Documents or any other agreement or instrument to be delivered to the Purchaser in connection therewith, nor the consummation of the transactions contemplated thereby, by the Company, shall have conflicted with or resulted in a breach of or constituted a violation or default under (A) any provision of the Articles of Incorporation or By-laws, each as amended to date, of the Company, or (B) the provision of any indenture, instrument or agreement to which the Company is a party or by which it or any of its properties is bound, or (C) any order, writ, judgment, award, injunction, decree, law, statute, rule or regulation, license or permit applicable to the Company.

          16.5  AMEX Additional Listing Application.  ILT shall have made all
                -----------------------------------
     appropriate filings under the rules of the American Stock Exchange and shall have received notification from the AMEX that the Shares have been approved for listing.

          16.6  ILT Board Approval.  The "qualified directors" of ILT (within
                ------------------
     the meaning of Section 16-10a-850 of the Utah Business Corporation Act) shall have authorized and approved the transactions contemplated by this Agreement pursuant to the laws of the state of Utah.

          16.7  Directors.  Effective prior to or as of the Closing, the Company
                ---------
     shall have accepted the resignations of Messrs. Milton G. Adair, David E. Neff, and Richard S. Braddock as directors of the Company, and Eric Montgomery and Brian Delaney shall have been appointed directors of the Company.

          16.8  Appointment of Executive Committee.  As of the Closing, the
                ----------------------------------
     Board of Directors of ILT shall have appointed Richard V. Trefz, Anthony M. Pilaro and Brian Delaney to constitute the whole Executive Committee of the Board, having all the power and authority delegable to an executive committee under the laws of the State of Utah.

          16.9  No Shareholder Approval Required.  Counsel to ILT shall be
                --------------------------------
     satisfied that no approval or authorization of the transactions contemplated by this Agreement by the shareholders of ILT shall be required under or pursuant to the laws of the state of Utah, or the rules and regulations promulgated by the AMEX.

          16.10 Opinions.  The Company shall have delivered to the Purchaser an
                --------
     opinion of counsel to the Company that the Shares, when paid for and issued, will be validly issued, fully paid and non-assessable, that the Transaction Documents have been duly authorized and constitute legal and binding obligations of the Company enforceable according to their terms, and that no approval or authorization by the shareholders of ILT shall be required under or pursuant to the laws of the state of Utah.

     17.  General Provisions.
          ------------------

          17.1  Attorneys' Fees.  In the event of a default in the performance
                ---------------
     of this Agreement or any document or instrument executed in connection with this Agreement, the defaulting party, in addition to all other obligations of performance hereunder, shall pay reasonable attorneys' fees and costs incurred by the non-defaulting party to enforce performance of this Agreement.

          17.2  Choice of Law.  This Agreement shall be governed by and
                -------------
     construed in accordance with the laws of the State of Utah, including choice of law rules.

          17.3  Counterparts.  This Agreement may be executed in one or more
                ------------
     counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

          17.4  Entire Agreement.  This Agreement, and the Exhibits, Schedules
                ----------------
     and other attachments referred to herein (all of which are incorporated in this Agreement by reference) collectively set forth the entire agreement between the parties as to the subject matter hereof, supersede any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter of this Agreement, and may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

          17.5  Expenses.  The parties shall be responsible for and shall pay
                --------
     their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement. Notwithstanding the foregoing, the Company shall pay any stock transfer taxes payable in connection with the issue and sale of the Shares to the Purchaser, and expenses which the Company is obligated to pay under the Registration Rights Agreement with respect to the Shares.

          17.6  Headings.  The headings of the sections and paragraphs of this
                --------
     Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          17.7  Notices.  All notices or other communications provided for under
                -------
     this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, to the parties at their respective addresses as indicated below or at such other address as the parties may designate in writing:

               (1)  If to Purchaser:

                         LCO Investments Limited
                         Canada Court
                         Upland Road, St. Peter Port
                         Guernsey, Channel Islands


                         With a copy to:

                         Michael Yong
                         Cap Advisers Limited
                         36 Fitzwilliam Place
                         Dublin 2, Ireland
                         (Tel. 011-353-1-661-4433)
                         (Fax 011-353-1-661-2456)

                         Craigh Leonard
                         Richards & O'Neil, LLP
                         885 Third Avenue
                         New York, N.Y. 10022-4873
                         (Tel. 212-207-1200)
                         (Fax 212-750-9022)

                         Robert B. Hiden, Jr.
                         Sullivan & Cromwell
                         125 Broad Street
                         New York, N.Y. 10004
                         (Tel. 212-558-3812)
                         (Fax 212-558-4783)


               (2)  If to the Company:

                         Ion Laser Technology, Inc.

                         3828 South Main Street
                         Salt Lake City, Utah 84115
                         Fax: (801) 262-5770

                         With a copy to:

                         Jeffrey M. Jones, Esq.
                         DURHAM, EVANS, JONES & PINEGAR, P.C.
                         Key Bank Tower, Suite 850
                         50 South Main Street
                         Salt Lake City, Utah 84144
                         Fax: (801) 363-1835

     All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

          17.8  Severability.  Should any one or more of the provisions of this
                ------------
     Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          17.9  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
     and inure to the benefit of the parties and their successors, but shall not be assignable by Purchaser without the prior written consent of the Company; provided that Purchaser may assign its rights hereunder and in the Registration Rights Agreement relating to the Shares to one or more affiliates of Purchaser or to one or more charitable foundations in circumstances where such assignees assume all obligations of Purchaser thereunder and any such assignment does not violate the Securities Act of 1933, and provided further that Purchaser may sell or assign any or all of the Shares in accordance with this Agreement and such Registration Rights Agreement.

          17.10 Survival of Representations, Warranties and Covenants Closing.
                -------------------------------------------------------------
     All warranties, representations, indemnities and agreements made in this Agreement by a party hereto shall survive the date of this Agreement, the Closing Date, the consummation of the transactions contemplated by this Agreement, and the issuance by the Company of the Shares.

     IN WITNESS WHEREOF, the party named below has caused this Agreement to be executed, as of the date first above written.


LCO INVESTMENTS LIMITED

BY: /s/ Anthony Pilaro
   ------------------------------
NAME: Anthony M. Pilaro
     ----------------------------
TITLE: Chairman
      ---------------------------
DATE: May 4, 1998


ACCEPTED AND AGREED:

ION LASER TECHNOLOGY, INC.


BY: /s/ Milton G. Adair
   -----------------------------

NAME: Milton G. Adair
     ----------------------------
TITLE: President & CEO
      ---------------------------
DATE: May 4, 1998